EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

United Financial Mortgage Corp. Common Stock to Be Listed on

The Nasdaq SmallCap Market

Oak Brook, IL, Wednesday, May 4, 2005 -- United Financial Mortgage Corp. (Amex: UFM or the “Company”) today announced that the Company’s common stock has been approved to be listed on The Nasdaq SmallCap Market (“NASDAQ”) with the expected ticker symbol to be “UFMC.” The first trading date for the new listing is expected to be Wednesday, May 18, 2005. The Company’s common stock will continue to trade on the American Stock Exchange until the close of business on Tuesday, May 17, 2005.

As is customary, the approval is contingent upon continuing compliance with all applicable listing guidelines and may be rescinded if compliance is not maintained.

Steve Khoshabe, President and CEO of United Financial Mortgage stated, “We are very excited about moving to NASDAQ. We believe that trading on The Nasdaq SmallCap Market will improve the liquidity in our common stock and increase our visibility, while at the same time providing investors in our common stock with better pricing and faster execution. We have been extremely pleased with the professionalism of the American Stock Exchange and we extend our thanks to the AMEX staff and to our specialist for their years of service.”

About United Financial Mortgage Corp.
United Financial Mortgage Corp. is an independent mortgage banker that originates, funds, sells and services residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 44 retail offices and 8 wholesale operations centers across 16 states. For additional information, please visit the Company’s web site at www.ufmc.com.

This press release contains forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s market, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

For Further Information Contact:
Dave Gentry, Aurelius Consulting Group, Inc., Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751, (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com